UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2014
ASIA PACIFIC BOILER CORPORATION
(Exact name of registrant as specified in its charter)
Nevada	333-176312	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Unit 10 & 11, 26th Floor, Lippo Centre Tower 2 89 Admiralty, Hong Kong		N/A
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code	+852 3875 3362
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           Departure of Directors or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

On September 15, 2014, Qin Xiu Shan resigned as president, chief executive officer and director of our company and Hogan Zhang resigned as secretary, respectively. Both Mr. Qin’s and Mr. Zhang’s resignations were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently on September 15, 2014, Mr. John Gong Chin Ong and Mr. Philip Kwan Swee Seng consented to act and were appointed as our chief executive officer and secretary, respectively. Mr. Ong is also a director and Chairman of our Board of Directors  since September 24, 2012 and November 30, 2012, respectively.

Philip Kwan Swee Seng – Secretary

Mr. Philip Kwan, after his Senior High School, continued his studies in the industrial relations and was awarded by Institute of Work Managers UK with a Certificate in Industrial Relations. He then proceeded to further study in the North Staffordshire Polytechnic in the United Kingdoms and graduated with a Professional Diploma in Management Studies awarded by the UK Council of National Academic Awards in 1982. In year 1989, Mr. Kwan was awarded with a Diploma in Management Consultancy as a trained management Consultant by the National Productivity Board (now known as Spring).

Mr. Philip Kwan had been an ordinary member of British Institute of Management, Singapore Institute of Management and Singapore Institute of Human Resource Management in the past years. He was an associate member of Chartered Institute of Marketing (UK), Chartered Institute of Transport Singapore.

In terms of his working experience, Mr. Kwan had served 3 years national service as a logistic officer with a rank of lieutenant in the Singapore Armed Forces and 1 year in the Ministry of Defense as a Defense Executive officer.

Mr. Philip Kwan has worked as Human Resource Manager since 1974 and he has worked for various MNCs like Murata Electronics, Tomy Toy, Yamashina Seiko-sho and Showa Plastics.

He was with a well-established American management consultant company as Regional Human Resource Director covering Taiwan, Singapore, Malaysia and Hong Kong for the HR requirements and training of project directors and managers.

He established Total Asia Pacific Marketing Pty. Ltd. in Australia in 1995 and was the Managing Director of company marketing finished non-ferrous metal production from Australia to Singapore and the other south asian countries.

In year 1998, he established James Walker Singapore Pte. Ltd. for James Walker Group of Companies from UK and held the position of Finance Director.

As from year 2007, he was appointed as the Regional HR Manager in the listed company – Teledata Singapore Ltd., responsible for the company’s administrative and HR management of the regional offices in the Asian Region.

Mr. Philip Kwan attended the Autonomous Learners World Caucus at Oxford University in United Kingdom in 2010. Subsequently, he was appointed as the official organizer of the First Asia Autonomous Learners World caucus in Singapore in year 2011.

At present Mr. Philip Kwan is under the internship of Emeritus Professor Gary J Confessore of the George Washington University DC USA for Certified LAP Coach to provide professional coaching for Learner Autonomy Profiling analysis. He is now being admitted to be the Fellow Member of the Beta Phi Society of USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA PACIFIC BOILER CORPORATION
/s/ John Gong
John Gong
CEO and Director

Date:	September 22, 2014